Exhibit 10.16

XENON PHARMACEUTICALS INC.

COMMON SHARE PUT AGREEMENT

March 19, 2014

XENON PHARMACEUTICALS INC.

COMMON SHARE PUT AGREEMENT

THIS COMMON SHARE PUT AGREEMENT (this “Agreement”) is made and entered into as of March 19, 2014, by and between XENON PHARMACEUTICALS INC., a corporation continued under the federal laws of Canada (the “Company”), and ROCHE FINANCE LTD, a Swiss company (“Purchaser”).

RECITALS

WHEREAS, concurrent with the execution of this Agreement, the Company and Genentech, Inc., an affiliate of Purchaser, have entered into that certain Target Discovery Research Collaboration Agreement, dated the date hereof (the “Collaboration Agreement”); and

WHEREAS, the Company and the Purchaser have agreed that they will enter into this Common Share Put Agreement (the “Agreement”) concurrently with the execution of the Collaboration Agreement whereby the Company will have the right to require the Purchaser to purchase certain of its common shares without par value (“Common Shares”) for an aggregate purchase price of up to US$5 million on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. RIGHT TO REQUIRE PURCHASER TO PURCHASE COMMON SHARES.

1.1 Right To Require Purchase of Common Shares. In the event that the Company sends a written notice to the Purchaser on or before December 31, 2014(the “Put Notice”) notifying the Purchaser, in good faith, that the Company expects within 30 days from the date of the Put Notice to consummate an initial public offering of its Common Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company will receive aggregate gross proceeds of at least US $40 million (including the proceeds to be received from the sale and purchase of Common Shares under the Put Notice) and pursuant to which all of the Company’s outstanding redeemable convertible preferred shares (the “Preferred Shares”) convert to Common Shares of the Company (a “Triggering IPO”), then the Purchaser will be obligated to and will purchase, subject to the terms and conditions set forth in this Agreement, in a concurrent private placement a number of Common Shares (the “Shares”) equal to the lesser of:

(a) the number of Common Shares that is equal to the quotient obtained by dividing US$5 million (the “Committed Investment Amount”) by a price equal to the per share offer price of the Common Shares in the Triggering IPO (“IPO Price”); and

(b) the number of Common Shares that, after giving effect to the conversion of any Preferred Shares, common shares or other shares that may be convertible at the time of the Closing, will result in the Purchaser together with its affiliates, beneficially owning no more than 4.99% of the outstanding Common Shares (for clarification, including the Shares) or the voting power of the Company (the “Ownership Maximum”) after the Closing (as defined below).

For clarification purpose, as long as the Company has provided the Put Notice that it expects within 30 days from the date of the Put Notice to consummate a Triggering IPO, the Purchaser will be obligated to purchase the Shares on the Closing Date (as defined below) even though the Triggering IPO is not completed as expected within 30 days of the date of the Put Notice, provided that the Triggering IPO is completed on or before December 31, 2014.

1.2 Private Placement. This Agreement, as well as the sale and purchase of the Shares, will be done by way of a private placement exempt from the registration requirements of the Securities Act and applicable laws, regulations, rules, and policies in United States, applicable state law (collectively, “US Laws”) and applicable securities laws, regulations, rules, and policies in British Columbia Canada (“BC Securities Laws”).

1.3 Closing Date. The closing of the purchase of the Shares will be held concurrently with the closing of the Triggering IPO, which must occur on or before December 31, 2014 (the “Closing”). The Closing, if any, will take place concurrently with the date and time set for the closing of the Triggering IPO at a place within North America as the Company specified in a written notice to the Purchaser at least 3 Business Days before Closing (the date of such closing is hereinafter referred to as the “Closing Date”). At the Closing, subject to the terms and conditions set forth in this Agreement and in consideration of the payment by Purchaser of the aggregate purchase price equal to the product of the IPO Price and the number of Shares as determined above, the Company will deliver to Purchaser a certificate representing the Shares.

1.4 No Obligation to Sell if No Put Notice Delivered. For clarification purpose, the Company will have no obligation to sell and the Purchaser will have no obligation to purchase any Common Shares if the Company does not deliver a Put Notice to the Purchaser and nothing in this Agreement shall be read to confer any right or entitlement on the Purchaser to obligate the Company to sell any Common Shares to it unless and until a Put Notice is delivered by the Company to the Purchaser.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser on the date of this Agreement, and an update to such Schedule of Exceptions delivered by the Company at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this

Agreement and as of the Closing Date as set forth below; provided, however, that the representations and warranties of the Company included herein shall be deemed to be updated and modified by information included in the registration statement relating to the Triggering IPO as of its effective date, and any modification or amendment thereto prior to the Closing, a copy of which shall have been made available to Purchaser via the Securities and Exchange Commission’s EDGAR website prior to the Closing and on which Purchaser shall be entitled to rely. The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Section 2 where such disclosure would be appropriate. The Company will deliver to the Purchaser the initial Schedule of Exceptions on the date of signing of this Agreement and an updated and revised version of the Schedule of Exceptions on the Closing Date and the following representations and warranties shall only be read subject to and together with such Schedules of Exceptions delivered. All references to the knowledge of the Company or the Company’s knowledge or belief shall mean actual knowledge or belief (as the case maybe) of the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company.

2.1 Organization, Good Standing and Qualification. The Company has been duly continued and is validly existing as a corporation in good standing under the Canada Business Corporations Act. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares, and to carry out the provisions of this Agreement and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a material adverse effect on the Company’s financial condition or its business as now conducted (a “Material Adverse Effect”).

2.2 Subsidiaries. The Company does not own or control, directly or indirectly, any equity security or other interest of any other corporation, partnership, limited liability company, association, trust, joint venture or other business entity. The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.

2.3 Capitalization; Voting Rights.

(a) Section 2.3 of the Schedule of Exceptions sets forth (i) the number of authorized and outstanding Common Shares and (ii) the number of authorized and outstanding Preferred Shares, in each case as of the date of this Agreement (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing).

(b) Section 2.3 of the Schedule of Exceptions sets forth, in each case as of the date of this Agreement under the Company’s Amended and Restated Stock Option Plan (the “Plan”) (i) the number of options to purchase Common Shares that have been granted and are outstanding, and (ii) the number of Common Shares that remain available for future issuance to officers, directors, employees and consultants of the Company (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing).

(c) Section 2.3 of the Schedule of Exceptions sets forth the capitalization of the Company as of the date of this Agreement including the number of shares of the following: (i) the authorized, issued and outstanding Common Shares; (ii) the Common Shares underlying issued and outstanding stock options; (iii) the Common Shares reserved for future issuance under the Plan (and the Company will include in the Schedule of Exceptions to be delivered at Closing the number of Common Shares reserved for future issuance under a new plan expected to be adopted on or before the Triggering IPO); (iv) issued and outstanding Preferred Shares; (v) the Common Shares reserved for future issuance upon conversion of issued and outstanding Preferred Shares; and (vi) the Common Shares underlying issued and outstanding warrants or share purchase rights, if any (with an update to be provided prior to the Closing with such information as of immediately prior to the Closing). Other than as set forth in Section 2.3 of the Schedule of Exceptions and except as may be granted pursuant to this Agreement, there are no, and at the time of the Closing there will not be any, outstanding options, warrants, rights (including conversion or preemptive rights or rights of participation, first refusal or similar rights), proxy, shareholder or investor rights agreements, or agreements of any kind, orally or in writing, for the purchase or acquisition from the Company of any of its securities. All applicable preemptive rights have been complied with or properly waived with respect to all prior issuances of capital stock.

(d) All issued and outstanding voting shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(e) The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any outstanding shares of the Company other than pursuant to the provisions set out in the Articles of Continuance of the Company, as amended from time to time (the “Articles”). When and if issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable, and will be free of any liens, restrictions or other encumbrances other than (i) liens and encumbrances created by or imposed upon Purchaser, (ii) restrictions set forth in this Agreement or the Company’s Articles; provided, however, that the Shares may be subject to restrictions on transfer set forth in the Company’s Amended and Restated Investor Rights Agreement dated December 6, 2006 (as amended from time to time and as and if existing at the time of Closing, the “Investor Rights Agreement”) and under applicable laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. When and if the Put Option is delivered by the Company to the Purchaser, the sale of the Shares to Purchaser hereunder will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement have been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

2.5 Financial Statements. The Company has made available to Purchaser (a) its audited balance sheet as at December 31, 2012 and audited statement of income and cash flows for the twelve months ended December 31, 2012, and (b) its unaudited balance sheet as at September 30, 2013 (the “Statement Date”) and unaudited statement of income and cash flows for the nine -month period ended on the Statement Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the financial condition and position of the Company as of December 31, 2012 and the Statement Date, respectively; provided, however, that the unaudited financial statements are subject to normal recurring year-end audit adjustments.

2.6 Independent Auditor. KPMG LLP, who have audited the Financial Statements (to the extent the Financial Statements are audited), is an independent registered public accounting firm as required by Regulation S-X under the Securities Act and the Public Company Accounting Oversight Board (United States).

2.7 Liabilities. The Company has no material liabilities and to its knowledge no material contingent liabilities, in each case of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, that are not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business subsequent to the Statement Date that have not had a Material Adverse Effect.

2.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, shareholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company, (c) for other standard employee benefits made generally available to all employees (including option agreements outstanding under any option plan approved by the Board of Directors of the Company) and (d) pursuant to the agreements set forth in Section 2.8 of the Schedule of Exceptions. Except as set out in Section 2.8 of the Schedule of Exceptions, none of the officers, directors or, to the Company’s knowledge, key employees of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than passive investments in publicly traded companies (representing less than one percent of such company) which may compete with the Company. Except as set out in Section 2.8 of the Schedule of Exceptions, no officer or director or, to the Company’s knowledge, any member of their immediate families is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

2.9 Changes. Except as set out in Section 2.9 of the Schedule of Exceptions, since the Statement Date, there has not been any:

(a)	resignation or termination of any executive officer or key employee of the Company;

(b)	damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect;

(c)	waiver by the Company of a valuable right or of a material debt owed to it;

(d)	material change in any compensation arrangement or agreement with any employee, officer, director or shareholder of the Company;

(e)	sale, lease, assignment or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets; or

(f)	arrangement or commitment by the Company to do any of the acts described in subsection (a) through (e) above.

2.10 Title to Properties and Tangible Assets; Liens, Etc. The Company has good and marketable title to its properties and tangible assets and good title to its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become due and payable, (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or have a Material Adverse Effect, (c) those in respect of pledges or deposits under workers’ compensation laws or similar legislation and (d) those that have otherwise arisen in the ordinary course of business.

2.11 Intellectual Property.

(a) To the Company’s knowledge (without having conducted any special investigation or patent search), the Company owns, holds or possesses, or can obtain on commercially reasonable terms, rights to use all patents, trade-marks, service marks, trade names, copyrights, trade secrets, and other similar proprietary rights (i) as are necessary to operate the business of the Company as presently conducted and (ii) the lack of which could reasonably be expected to have a Material Adverse Effect ((individual and collectively, “Company Intellectual Property”). To the Company’s knowledge, the Company has not received any notice alleging infringement of the valid rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Company Intellectual Property, except, in each case, for those options, licenses and agreements entered into by the Company in the ordinary course of its business such as agreements with its own employees or consultants, collaborative research and license agreements, service agreements, standard end user, object code, internal use software license and support/maintenance agreements, and licenses or agreements arising from the purchase of “off the shelf” or standard products.

(b) To the Company’s knowledge, none of its key employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted. Each employee that has had access to the Company Intellectual Property has executed a confidentiality agreement with respect thereto and, to the knowledge of the Company, no such employee is in breach of any such confidentiality agreement. Each consultant that has had access to the Company Intellectual Property has entered into an agreement containing appropriate confidentiality and invention assignment provisions and, to the knowledge of the Company, no such consultant is in breach of any such confidentiality agreement. The Company does not believe that it is or will be necessary to utilize any works or inventions made by its employees or consultants prior to his or her employment or consultancy, as applicable.

2.12 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or to the Company’s knowledge, in any material respect, of any provision of any mortgage, indenture, contract, lease, license, agreement, instrument, permit, purchase order or contract to which it is a party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a Material Adverse Effect. The execution, delivery, and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, result in any such material violation, or be in material conflict with or constitute a material default under (or require a consent under) any such term or provision, or result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

2.13 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending before any court or governmental agency or, to the Company’s knowledge, currently threatened in writing against the Company that would have a Material Adverse Effect, or result in any change in the current equity ownership of the Company or that questions the validity of this Agreement or the right of the Company to enter into such agreement, or to perform its obligations contemplated hereby.

2.14 Tax Returns and Payments. The Company has timely filed all tax returns (federal, provincial, local and foreign) required to be filed by it, except where the failure to do so would not have a Material Adverse Effect, and all such tax returns are correct and complete in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing, have been timely paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (a) that any of its returns, federal, provincial or other, have been or are being audited or examined as of the date hereof or (b) of any deficiency in assessment or proposed judgment to the Company’s federal, provincial or other taxes.

2.15 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, except where such violation would not have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. To the knowledge of the Company, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect.

2.16 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.17 Offering Valid. Assuming that the Put Notice is given and the accuracy of the representations and warranties of Purchaser contained in Section 3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act and the BC Securities Laws.

2.18 Listing. Upon consummation of a Triggering IPO, the Common Shares shall, at the time of the Closing, be listed on the NASDAQ Stock Market (“Nasdaq”).

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

3.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.2 Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act and may not be offered, sold or otherwise transferred in the

United States in the absence of a registration statement in effect with respect to the Shares under the Securities Act or any exemption from such registration is available. Purchaser also understands that the Shares are being issued and sold to it in a transaction that is exempt from the registration requirement and the prospectus requirement under the BC Securities Laws as well as an exemption available pursuant to Regulation D promulgated under the Securities Act of 1933 (the “1933 Act”), or another applicable exemption under the 1933 Act, and the Shares will be subject to resale restrictions under National Instrument 45-102-Resale of Securities and may not be resold in Canada before the date that is four (4) months and one (1) day after the later of the (i) the Closing Date and (ii) the date the Company becomes a reporting issuer in any province or territory of Canada; provided however that this restriction shall not apply once the Company is listed in the United States. The Purchaser further understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as of the date of this Agreement and as of the Closing Date as follows:

(a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser acknowledges that the Shares are speculative investments which involve a substantial degree of risk. Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act or the Company becomes a reporting issuer under BC Securities Laws and US Laws, or an exemption from registration is available. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act, US Laws or the BC Securities Laws will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.

(b) Consult Own Advisors. The Purchaser acknowledges that the investment in the Shares may have tax and/or other consequences to the Purchaser under applicable laws, which the Purchaser is solely responsible for determining and in respect of which no assistance will be provided by the Company or its advisers, and the Purchaser has obtained or has waived any right to obtain its own legal and tax advice. The Purchaser will comply with all applicable securities laws (including but not limited to the US Laws and BC Securities Laws) concerning the purchase or any resale of the Shares and has consulted with its own legal advisers with respect to such compliance. The Purchaser has also obtained tax advice from its own tax advisor as it deems necessary.

(c) Acquisition for Own Account. Purchaser is acquiring the Shares as principal and for Purchaser’s own account for investment only, and not with a view towards their distribution and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares.

(d) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(e) Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act and as defined in the National Instrument 45-106 – Prospectus and Registration Exemptions, and has completed and submitted to the Company upon execution of this Agreement and as of the Closing Date an Accredited Investor Certificate in the form attached to this Agreement as Exhibit A and the Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to “accredited investor” status. Any such information is true, correct, timely and complete. The Purchaser is not created or used solely to purchase or hold securities in reliance on the exemption for an “Accredited Investor”.

(f) Foreign Investors. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) (a “Foreign Purchaser”), Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser’s subscription and payment for and continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

(g) Company Information. Purchaser has received and read the Company’s financial statements and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of the Company and its management regarding the terms and conditions of this investment, which questions were answered to its satisfaction. Purchaser believes that it has received all information Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise, while based on assumptions believed to be reasonable, are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. Purchaser also acknowledges that it is relying solely on its own counsel and not on the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Agreement.

(h) Rule 144. Purchaser acknowledges and agrees that the Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held in accordance with the time periods specified therein unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations. Purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Purchaser wishes to sell the Shares, and that, in such event, Purchaser may be precluded from selling such securities under Rule 144, until such requirements are satisfied or no longer applicable. Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Shares.

(i) Disclosure of Certain Information as Required by law The Purchaser understands that the Company may be required by law or otherwise to disclose to regulatory authorities the identity of and other information in relation to the Purchaser and agrees that such information may be provided by the Company if and as, in the discretion of the Company, such disclosure is required or desirable and this shall be deemed to be the consent or approval from the Purchaser to the Company for using, disclosing or in other manner dealing with such information under applicable privacy legislation

(j) Residence. The office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the signature page hereof.

3.3 Transfer Restrictions. Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement and in accordance with applicable securities laws.

3.4 Legends. Purchaser understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Investor Rights Agreement and applicable federal, provincial, state or foreign securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED BY PROSPECTUS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY PROVINCE OR TERRITORY OF CANADA OR ANY OTHER JURISDICTION. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES IN THE ABSENCE OF A REGISTRATION STATEMENT IN

EFFECT WITH RESPECT TO THE SECURITIES UNDER THE US SECURITIES ACT OR AN EXEMPTION FROM SUCH REQUIREMENT AS PROVIDED IN SUCH ACT. IN CANADA, UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT DISTRIBUTION DATE] AND (II) THE DATE THE COMPANY BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA. IN ANY OTHER JURISDICTION, THE SECURITIES REPRESENTED HEREBY ARE NOT TRADABLE OR TRANSFERABLE UNLESS IN COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS, RULES AND POLICIES OR THE APPLICABLE JURISDICTIONS.”

4. CONDITIONS TO CLOSING IF THE PUT NOTICE IS GIVEN.

4.1 Conditions to Purchaser’s Obligations at the Closing. Purchaser’s obligations to purchase the Shares at the Closing if the Put Notice is delivered by the Company to the Purchaser are subject to the satisfaction (or waiver by Purchaser), at or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects as of the Closing Date, except in each case, for those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of such date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it at or prior to the Closing.

(b) Shareholder Approval. The Company shall have procured the necessary shareholder approval to the extent required under the Canadian Business Corporations Act, the Articles, the Investor Rights Agreement, and any voting or other agreement among the shareholders and the Company for the approval of or consent to the transactions contemplated by this Agreement.

(c) Legal Investment. On the Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchaser and the Company are subject.

(d) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement except for such as may be properly obtained subsequent to the Closing.

(e) Share Certificates. The Company shall have executed a share certificate in favor of Purchaser representing the Shares purchased at the Closing containing the relevant legends as provided for in this Agreement.

(f) Compliance Certificate. The Company shall have delivered to Purchaser a Compliance Certificate, executed by the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 4.1 have been satisfied.

(g) Secretary’s Certificate. At the Closing, Purchaser shall have received from the Company’s Secretary a certificate having attached thereto (i) the Articles as in effect at the time of the Closing, (ii) the Company’s By-laws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of the Company authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s shareholders in accordance with Section 4.1(b) above, (v) a certificate of compliance issued with respect to the Company issued by the Director of Corporations under the Canada Business Corporations Act and, if applicable, a completed Form D notifying the United Stated Securities and Exchange Commission of an exempt offering of securities pursuant to Regulation D promulgated under the Securities Act of 1933 or another applicable exemption and (vi) a good standing certificate issued with respect to the Company issued by the Registrar of Companies of British Columbia, with the certificates delivered pursuant to clauses (v) and (vi) each dated as of a recent date before the Closing Date.

4.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Shares at the Closing if the Put Notice is delivered by the Company to the Purchaser is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:

(a) Representations and Warranties True. The representations and warranties in Section 3 made by Purchaser shall be true and correct in all material respects as of the Closing Date.

(b) Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchaser on or before the Closing Date.

(c) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Province of British Columbia, Canada in all respects as such laws are applied to agreements among British Columbia residents entered into and performed entirely within the Province of British Columbia, without giving effect to conflict of law principles thereof; provided however, it is acknowledged that the 1933 Act and state law concerning distribution or transfer of the Shares (or restrictions thereof) may apply if the Purchaser intends to transfer the Shares.

5.2 Survival. The representations, warranties, covenants and agreements made under this Agreement shall survive the closing of the transactions contemplated hereby for one year. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

5.3 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Articles, the Investor Rights Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable for or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver. This Agreement may be amended or modified, and the obligations and rights of the Company and the Purchaser under this Agreement may be waived, only upon the written consent of the Company and Purchaser.

5.6 No Assignment This Agreement and the rights and obligations hereunder shall not be assigned by any party without the consent of the other, provided that if the Company undergoes a corporate reorganization, the Company shall have the right, without the consent of the Purchaser, to assign the right and benefit and the obligations and burden of this Agreement to its successor resulting from such corporate reorganization.

5.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Investor Rights Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or waiver of or acquiescence in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or the Investor Rights Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Investor Rights Agreement, the Articles, the Company’s By-laws, or otherwise afforded to any party, shall be cumulative and not alternative.

5.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company and to Purchaser at the applicable address as set forth below or at such other address or electronic mail address as the Company or Purchaser may designate by five (5) days advance written notice to the other party hereto.

To the Company:

Xenon Pharmaceuticals Inc.

200 – 3650 Gilmore Way Burnaby, British Columbia V5G 4W8

Canada

Attention: President and CEO

Facsimile: (604) 484-3450

Email: spimstone@xenon-pharma.com

and to:

Xenon Pharmaceuticals Inc.

200 – 3650 Gilmore Way

Burnaby, British Columbia V5G 4W8

Canada

Attention: General Counsel

Facsimile: (604) 484-3450

Email: kcorraini@xenon-pharma.com

With copies to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Jeffrey D. Saper and Troy Foster

Emails: jsaper@wsgr.com; tfoster@wsgr.com

Facsimile: (650) 493-6811

McCarthy Tetrault

Pacific Centre

P.O. Box 10424, Suite 1300

777 Dunsmuir Street

Vancouver, British Columbia

V7Y 1K2

Canada

Facsimile: 604-622-5628

Email: jlee@mccarthy.ca

To Investor:

Roche Finance Ltd

Attn: Carole Nuechterlein, Corporate Finance

Grenzacherstrasse 122

4070 Basel, Switzerland

With a simultaneous copy to:

Hoffmann-La Roche Inc.

Overlook at Great Notch

150 Clove Road

8th Floor

Little Falls, New Jersey 07424

Attn: General Counsel

5.9 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

5.10 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Any or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

5.12 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signatory Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed the COMMON SHARE PUT AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASER:

XENON PHARMACEUTICALS INC.		ROCHE FINANCE LTD

Signature:	/s/ Simon Pimstone	Signature:	/s/ Carole Nuechterlein

Print Name:	Simon Pimstone	Print Name:	Carole Neuchterlein

Title:	President & CEO	Title:	authorized signatory

		Signature:	/s/ Andreas Kniergzinger

		Print Name:	Andreas Kniergzinger

		Title:	authorized signatory

Address: 200 – 3650 Gilmore Way		Address:	Roche Finance Ltd
Burnaby, British Columbia		Attn:	Carole Nuechterlein, Corporate Finance
V5G 4W8		Grenzacherstrasse 122
Canada		4070 Basel, Switzerland
Facsimile: 011 41 61 687 0644

EXHIBIT A

ACCREDITED INVESTOR CERTIFICATE

THE PURCHASER IS AN ACCREDITED INVESTOR AS SUCH TERM IS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS, AS AT THE DATE OF THIS AGREEMENT AND AS OF CLOSING, BECAUSE IT/THEY FALL WITHIN ONE OR MORE OF THE CATEGORIES OF ACCREDITED INVESTOR SET OUT BELOW.

PLEASE WRITE YOUR INITIALS IN THE SPACE PROVIDED OPPOSITE EACH CATEGORY OF ACCREDITED INVESTOR THAT IS APPLICABLE TO YOU.

TERMS USED IN THE CATEGORIES OF ACCREDITED INVESTOR SET OUT BELOW ARE DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS OR OTHER SECURITIES LAWS AND HAVE ALSO BEEN REPRODUCED BELOW. SHOULD YOU HAVE ANY QUESTIONS REGARDING THE COMPLETION OF THIS FORM, YOU ARE URGED TO CONSULT WITH YOUR LEGAL ADVISOR BEFORE DOING SO.

Accredited Investor (as defined in National Instrument 45-106 (“NI 45-106”)) means:

(a) a Canadian financial institution, or a Schedule III bank;

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(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

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(c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

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(d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

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(e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

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(f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

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(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

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(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

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(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

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(k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

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(Note: If individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialed.)

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

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(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

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(n) an investment fund that distributes or has distributed its securities only to

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(i) a person that is or was an accredited investor at the time of the distribution, Subscriber/Beneficial Subscriber

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45 106, or

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45 106;

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

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(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

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(q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and Initial

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; Subscriber/Beneficial Subscriber

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(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

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(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

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(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

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(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

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(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

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INTERPRETIVE AIDS:

The following definitions relate to certain of the terms mentioned above:

(a) “eligibility adviser” means

(i) an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or management accountants in a jurisdiction of Canada provided that the lawyer or public accountant:

A. does not have a professional, business or personal relationship with the issuer, or any of its directors, senior officers, founders or control persons, and

B. has not acted for or been retained personally or otherwise as an employee, senior officer, director, associate or partner of a person or company that has acted for or been retained by the issuer or any of its directors, senior officers, founders or control persons within the previous year;

(b) “financial assets” means cash and securities, and in Ontario, also includes any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

(c) “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(d) “related liabilities” means

(i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii) liabilities that are secured by financial assets.